UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 1, 2008

Date of Report (Date of Earliest Event Reported)

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31255	59-2857021
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive

Bonita Springs, Florida 34134

(Address of Principal Executive Office)

(239) 947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

On August 4, 2008, WCI Communities, Inc. (“WCI”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Court”). The reorganization cases are being jointly administered under the caption “In re WCI Communities, Inc., et al., Case No. 08-11643.” The Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Additional information on WCI’s filing under the Bankruptcy Code, including access to Court documents and other general information about the chapter 11 cases, is available online at http://chapter11.epiqsystems.com/wcicommunities. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

On August 4, 2008, WCI issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On August 4, 2008, the New York Stock Exchange (the “NYSE”) announced suspension of trading of WCI common stock (WCI) following the filing by the company and certain of its direct and indirect subsidiaries of voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code. The NYSE announced that it intends to apply to the Securities and Exchange Commission to delist WCI’s common stock from the NYSE. WCI does not intend to take any action to appeal the NYSE’s decision and therefore it is expected that the securities will be delisted after completion by the NYSE of application to the Securities and Exchange Commission. The Company’s common stock is listed on the Pink Sheets under the symbol “WCIMQ”.

On August 5, 2008, WCI issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.2.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Termination of President and Chief Executive Officer

On August 4, 2008, WCI issued a press release announcing the departure of Jerry L. Starkey, President and Chief Executive Officer of the Company. Under the Separation Agreement and General Release between Mr. Starkey and WCI, dated August 1, 2008 (the “Separation Agreement”), Mr. Starkey will receive a lump sum payment of $700,000 (less applicable deductions and withholdings), which amount is inclusive of accrued and unused vacation, automobile use until January 30, 2010 (which is the balance of the current lease term), retention of two laptop computers that were provided in connection with his employment, and payment of COBRA healthcare premiums for a period of one year. Mr. Starkey agreed to provide the Company with up to 400 hours of consulting services on an ongoing basis for a period of 24 months from the termination date at no additional cost.

Mr. Starkey waived all claims against the Company up to the date of the Separation Agreement except certain claims related to indemnification rights, the federal Age Discrimination in Employment Act and claims related to the Separation Agreement. The Company waived any claims against Mr. Starkey up to the date of the Separation Agreement except certain claims related to the Separation Agreement and claims related to any willful misconduct, gross negligence and fraud during the course of his employment.

Both parties waived the terms of the Executive Termination and Severance Agreement between the Company and Mr. Starkey, dated March 16, 2005, and amended August 10, 2007 (incorporated by reference into the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 28, 2008) except those related to confidentiality and non-disclosure.

Appointment of Interim President and Chief Executive Officer

On August 1, 2008, the Company appointed David L. Fry, the Company’s Chief Operating Officer, to act as interim President and Chief Executive Officer, pending the selection of a permanent CEO. Mr. Fry joined WCI in 1995 and was appointed as Chief Operating Officer in November 2007. Mr. Fry previously held positions as Chief Operating Officer of Traditional Homebuilding and Real Estate Services, WCI’s Division President of the Real Estate Services and Traditional Homebuilding West Central Florida Region and Amenities Divisions.

Resignation of Charles E. Cobb, Jr.

On August 3, 2008, Charles E. Cobb, Jr., a member of WCI’s Board of Directors and Chairman of the Board’s Nominating and Governance Committee, informed the Board that he was resigning from his position on the Board due to potential conflicts of interest that could arise from pursuing business opportunities that may be competitive with WCI. Prior to resigning, Mr. Cobb voted in favor of the resolution for WCI to file for chapter 11 protection and his resignation became effective on August 3, 2008 immediately at the conclusion of the Board meeting authorizing the filing. Mr. Cobb’s stated that his resignation was not due to a disagreement with WCI or its policies.

ITEM 8.01 OTHER EVENTS

Termination of Exchange Offer and Return of Notes Delivered Pursuant to Section 3.08 of the Indenture

WCI announced that it has terminated its offer to exchange $125 million of 4.0% contingent convertible senior subordinated notes due 2023 (the “Notes”). In accordance with the terms of the offering, WCI will instruct the exchange agent to return the notes, which were tendered for their exchange, to their respective tendering bondholders. In addition, WCI will instruct the paying agent to return any Notes tendered for repurchase pursuant to Section 3.08 of the indenture governing the Notes since WCI’s obligation to repurchase the notes is stayed pursuant to its filing under chapter 11 of the Bankruptcy Code.

Court Orders

On August 5, 2008, WCI issued a press release announcing the approval by the Court of the Debtors’ “first day” motions, including interim use of cash collateral through August 27, 2008. A copy of the press release is attached hereto as Exhibit 99.3.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit Number	Title
10.1	Separation Agreement and General Release, dated August 1, 2008, between WCI Communities, Inc. and Jerry L. Starkey.

99.1	Press Release of WCI Communities, Inc., dated August 4, 2008, titled “WCI to Restructure Debt under Chapter 11; David L. Fry Named Interim President and CEO.”

99.2	Press Release of WCI Communities, Inc., dated August 5, 2008, titled “WCI Stock Quoted on Pink Sheets.”

99.3	Press Release of WCI Communities, Inc., dated August 5, 2008, titled “WCI Receives Approval on Package of Relief that Assures Continued, Uninterrupted Operations.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

Dated: August 6, 2008	By:	/s/ Vivien N. Hastings
	Name:	Vivien N. Hastings
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Title
10.1	Separation Agreement and General Release, dated August 1, 2008, between WCI Communities, Inc. and Jerry L. Starkey.

99.1	Press Release of WCI Communities, Inc., dated August 4, 2008, titled “WCI to Restructure Debt under Chapter 11; David L. Fry Named Interim President and CEO.”

99.2	Press Release of WCI Communities, Inc., dated August 5, 2008, titled “WCI Stock Quoted on Pink Sheets.”

99.3	Press Release of WCI Communities, Inc., dated August 5, 2008, titled “WCI Receives Approval on Package of Relief that Assures Continued, Uninterrupted Operations.”